                                                                   Exhibit 10.04
                                                                   -------------

                              AMENDMENT NO. 2 TO
                              EMPLOYEE AGREEMENT

     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT ("Amendment"), entered into as of October __, 1997 and effective as of December 1, 1997 (the "Amendment Date"), between Beaufort J. B. Clarke ("Employee") and ICON Holdings Corp., Delaware corporation (the "Company"), amends that certain Employment Agreement dated as of August 20, 1996 between the Company and Employee, as amended by Amendment No. 1 to Employment Agreement dated as of April 1, 1997 between the Company and Employee (the "Current Employment Agreement", and the Current Employment Agreement as amended by this Amendment, hereinafter the "Agreement").

     WHEREAS, the Company wishes to amend and extend the Current Employment Agreement in order to provide an incentive to the Employee to continue to serve as the Company's Chief Executive Officer through the extended term thereof, and Employee shall agree to such amendment and extension upon the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1 of the Current Employment Agreement is amended as follows: "The Employment Period is hereby extended for a term expiring December 31, 2002, unless terminated prior thereto in accordance with Section 3 of the Agreement or further extended by mutual agreement of the Company and Employee."

2. Paragraph (b)(i) of Section 2 of the Current Employment Agreement is hereby amended as follows:

     "Effective as of the Amendment Date and for the period through December 31, 1998, the Employee shall receive a base salary ("Base Salary") at a rate of $275,000 per year, subject to automatic annual increases commencing January 1, 1999 during the Employment Period of 7.5% per year, to be paid in accordance with the Company's payroll policies Employee shall also be entitled to retain, without reimbursement, all bonus payments previously paid to Employee as advance draws against such bonus as of the Amendment Date.

3. Paragraph (b)(ii) of Section 2 of the Current Employment Agreement, including Exhibit A to the Current Employment Agreement as incorporated therein by reference, is hereby deleted in its entirety and the following new provisions are hereby substituted therefor:

     "In addition to Base Salary, the Employee shall receive, with respect to each fiscal year ending during the Employment Period commencing with the 1998 fiscal year, an annual incentive bonus ("Annual Bonus"), in accordance with the Company's Executive Bonus Plan which has been adopted by the Board of Directors as of October __, 1997 and attached hereto as Exhibit A, as the same may be amended or modified from time to time (the "Executive Bonus Plan"). As determined by the Chairman of the Board and approved by the Board of Directors, the Employee shall receive not less than twenty-five percent (25%), nor more than thirty-three percent (33%), of the funds pooled under the Executive Bonus Plan for each fiscal year. The Annual Bonus shall be paid promptly, but in no event more than thirty (30) days, after the Company's receipt of the audited financial statements of the Company for the subject fiscal year. Commencing December 1, 1997, the Employee shall be entitled to an advance draw against his Annual Bonus in an amount equal to 50% of the anticipated amount of such Annual Bonus, to be payable in semi-monthly installments."

4. Section 2 of the Current Employment Agreement is hereby amended by the addition of the following new paragraph (b)(xiii):

            "(xiii) Stock Options. On or before March 31, 1998, the Company
                    -------------
       shall establish an incentive stock option plan to be known as the 1997 Stock Option Plan and shall upon consummation of the Company's planned initial public offering grant to the Employee options to acquire thereunder 1.75% of the shares of the outstanding Common Stock at the IPO price. Such options are expected to vest 33% each on the first three anniversaries of the grant date and to expire on the tenth anniversary of the date of grant."

5. Section 2(b)(ix) of the Current Employment Agreement is hereby amended by the addition of the following new sentence: "The Employee shall also be entitled to reimbursement of or payment by the Company of Employee's actual dues, costs and expenses of membership in a social club, plus initiation expense."

6. The text of the second sentence of Paragraph (b) of Section 3 of the Current Employment Agreement is hereby deleted and the following text is substituted therefor:

     " "Cause" for the purposes of this Agreement shall mean (i) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates; (ii) Employee's conviction of a criminal felony offense; (iii) the willful material breach or habitual neglect of Employee's obligations under this Agreement or Employee's duties as an employee of the Company; or (iv) Employee's willful failure to follow lawful material directives of the Board of Directors. The existence of Cause for termination of Employee's employment by the Company shall be subject, upon the written election by Employee or the Company, to binding arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings."

7. The text of Paragraph (a) of Section 4 of the Current Employment Agreement is hereby deleted and the following new text is substituted therefor:

     "(a)  Severance Payments Upon Resignation or Termination Other Than for
           -----------------------------------------------------------------
Cause, Death or Disability.
--------------------------

     1.    Termination Without Cause after Change in Control:  If there occurs a
           -------------------------------------------------
change of control of the Company at any time, and Employee's employment as Chief Executive Officer is terminated (i) by the Company for any reason other than Cause or (ii) by Employee after a reduction in either responsibilities or pay or change in location, Employee will receive the following:

     (a)   Full immediate vesting of any issued, unvested stock options,

     (b) Full payment of any accrued, unpaid Base Salary, Annual Bonus and benefit payments,

     (c)   A sum equal to three years of his highest to date annual Base Salary,

     (d)   A sum equal to three times his highest to date Annual Bonus,

     (e) Three years of full benefits continuation, including health, disability and life insurance, and full Company contributions to any qualified and non-qualified retirement and pension plans or the then current value of same in cash if the terms of such plans preclude such participation, but only to the extent that similar benefits are not received by the Employee from a new employer during such three year period,

     (f) If such termination occurs on or after January 1, 2000, a $500,000 cash payment, and

     (g) In the event that Employee's employment is terminated pursuant to this item 1 and the excise tax imposed by Section 4999 of the Internal Revenue Service Code (the "Code") (or any successor penalty or excise tax subsequently imposed by law) applies to any payments under this item 1, an additional amount shall be paid by the Company to Employee such that the aggregate after-tax amount that Employee shall receive under this subsection 1, shall have a present value equal to the aggregate after-tax amount that Employee would have received and retained had such excise tax not applied to you. For this purpose, Employee shall be assumed to be subject to tax in each year relevant to the computation at the then maximum applicable combined Federal and New York income tax rate, and the determination of the present value of payments to Employee shall be made consistent with the principles of Section 280G of the Code.

     2.    Termination Without Cause Absent Change in Control:  If Employee's
           --------------------------------------------------
employment as Chief Executive Officer is terminated by the Company (other than for Cause) or by Employee after a reduction in either responsibilities or pay or change in location, absent a change in control of the Company, Employee will receive all of the payments and other benefits listed in subsection 1 above, except those listed in paragraph (g).

     3.     Resignation by Employee:  If during the Employment Period Employee
            -----------------------
resigns in the absence of a reduction in either responsibilities or pay or change in location, Employee will be entitled to receive the following:

     (a) Full payment of any accrued, unpaid Base Salary, Annual Bonus or benefit payments,

     (b) A sum equal to eighteen (18) months of his highest to day annual Base Salary,

     (c) A sum equal to one and one-half (1 1/2) times his highest to date Annual Bonus, and

     (d) Eighteen (18) months of full benefits continuation, including health, disability and life insurance, and full Company contributions to any qualified and non-qualified retirement and pension plans or the then current value of same in cash if the terms of such plans preclude such participation, but only to the extent that similar benefits are not received by the Employee from a new employer during such three year period,

     4.     Expiration of Employment Agreement:  Upon the expiration of this
            ----------------------------------
Agreement (or successor agreement), Employee will be entitled to receive the same payments and other benefits to which he would have been entitled upon resignation as set out in subsection 3 above.

8.   The text of Paragraph (c) of Section 4 of the Current Employment
Agreement is hereby deleted and the following new text is substituted therefor:

     "(c)   Termination For Cause:  If Employee's employment as Chief Executive
            ---------------------
Officer is terminated for Cause, Employee will be entitled only to full payment of any accrued, unpaid Base Salary,Annual Bonus and benefit payments and retention of any fully vested stock options and other fully-vested benefits, if any.

9. The text of first sentence of Section 5 of the Current Employment Agreement, through the word "not" in the third line thereof, is hereby deleted and the following new text is substituted therefor:

     "During the Employment Period and, provided the Company is not in default under this Agreement, for a period of three years following the expiration or termination of this Employment Agreement (other than a termination without Cause after a Change in Control), Employee shall not:"

     EXECUTED as of the date first above written.

The Company:                        The Employee:

ICON HOLDINGS CORP.



By:
   -----------------------------    -------------------------------
Title:                               Beaufort J. B. Clarke
      --------------------------

                                   Exhibit A
                                   ---------
Summary of Proposed ICON Holdings Corp. Executive Bonus Plan ("Bonus Plan"):
---------------------------------------------------------------------------

     Under the Bonus Plan, ICON Holdings Corp. (the "Company") shall annually segregate a pool of funds consisting of a portion of the pre-tax income of the Company to be distributed to Beaufort J. B. Clarke, Paul B. Weiss and certain other executives. Messrs. Clarke and Weiss each shall be entitled to receive between 25% and 33% at the end of each such year, with the remainder being distributed to the remaining Executive Vice President and Senior Vice Presidents of the Company, such distribution amounts being determined and recommended by Mr. Clarke and approved by the Board of Directors. The amount of the distribution will be calculated based on a reference rate (the "Reference Rate") multiplied by pre-tax income. The Reference Rate will be equal to 9.5% for calendar years 1998 and 1999 and 9.0% for the years 2000, 2001 and 2002 if the Company achieves 85% or more of its projected financial results attached hereto as amended by the Board from time to time. Otherwise, the Reference Rate shall be adjusted downward as follows: (i) if the Company's final results are equal to or greater than 76% and less than 85% of such projections, the Reference Rate shall be 8.0% of pre-tax income for 1998 and 1999 and 7.65% of pre-tax income for 2000, 2001 and 2002; (ii) if the Company's final results are equal to or greater than 66% and less than 75% of such projections, the Reference Rate shall be 7.125% of pre-tax income for 1998 and 1999 and 6.75% of pre-tax income for 2000, 2001 and 2002; (iii) if the Company's final results are equal to or greater than 50% and less than 65% of such projections, the Reference Rate shall be 6.0% of pre-tax income for 1998 and 1999 and 5.95% of pre-tax income for 2000, 2001 and 2002; and (iv) if the Company's final results are less than 50% of such projections, the Reference Rate shall be 5.0% of pre-tax income for 1998 and 1999 and 4.75% of pre-tax income for 2000, 2001 and 2002.

                                                                   Exhibit 10.04
                                                                   -------------

                             EMPLOYMENT AGREEMENT
                             --------------------


          AGREEMENT by and between ICON Capital Corp., a corporation organized and existing under the laws of the State of Connecticut (the "Company"), and Beaufort Clarke (the "Employee"), dated as of August 20, 1996.

                             --------------------

          Pursuant to a certain Stock Purchase Agreement between ICON Holding Corp. and Peter D. Beekman, Cortes E. DeRussy and Charles Duggan dated as of August 20, 1996 (the "Purchase Agreement"), the stock of the Company has been sold to ICON Holdings Corp. and, in order to obtain Employee's services following the closing of the Purchase Agreement, the Company and Employee have each decided to enter into this Employment Agreement.

                             --------------------

          1.   Employment Period.
               -----------------

               (a) The terms and conditions of this Agreement shall be and remain in effect during the continuation of the Employee's employment hereunder (the 'Employment Period"). The Employment Period shall commence on the date hereof ("Effective Date") and shall continue for an initial term of 36 months ("Initial Period") or such longer period if Employer's personal guaranty is still in effect with respect to that certain Loan and Security Agreement between Company and Prime Leasing, Inc. and thereafter until terminated pursuant to the terms hereof.

               (b) The Company may terminate the Employee's employment only for Cause or Death or Disability upon six calendar months written notice to the Employee, expiring on the last day of the Initial Period or at any time thereafter.

          2.   Terms of Employment.
               -------------------

               (a)  Position and Duties.

                    (i) Commencing on the Effective Date and for the remainder of the Employment Period, the Employee shall be engaged as the Chief Executive Officer and President of the Company with an office located at 600 Mamaroneck Avenue, Harrison, New York reporting to the Board of Directors of the Company and shall have such duties, responsibilities and authority as shall be consistent therewith and as the Board of Directors of the Company shall from time to time reasonably determine; and

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote full business time to the business and affairs of the Company, except as noted in Section 2(b)(xii) and use all reasonable efforts to perform faithfully and efficiently such duties, responsibilities and authority.

(b)  Compensation.
     ------------

          (i)   Base Salary. Effective as of the Effective Date, the Employee
                -----------
shall receive a base salary ("Base Salary") at a rate of $200,000 per year. The Board of Directors may, at its sole discretion, increase the Base Salary from the beginning of each subsequent fiscal year of the Company, based upon its review of the Company's and the Employee's performance;

          (ii)  Annual Bonus. In addition to Base Salary, the Employee shall
                ------------
receive, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") as set forth in Exhibit A. Unless the Employee shall elect to defer the receipt of any part of the Annual Bonus, each such payment shall be paid promptly, but in no event more than thirty (30) days, after the Company's receipt of the audited financial statements of the Company for the fiscal year or, as the case may be, preparation of the Company's monthly management accounts for the relevant period.

          (iii) Incentive, Savings and Retirement Plans. During the Employment
                ---------------------------------------
Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs, if any, applicable generally to other employees of the Company;

          (iv)  Welfare Benefit Plans. During the Employment Period, the
                ---------------------
Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits currently entitled to under the Company's welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, major medical, hospital, prescription, dental, short-term and long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs, if any);

          (v)   Expenses. During the Employment Period, the Employee shall be
                --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in the performance of his duties hereunder. and until such time as Employee is provided an apartment in New York City by the Company, Employee shall be reimbursed for all reasonable living expenses incurred in New York City;

                    (vi)   Vacation.  The Employee shall be entitled to at least
                           --------
          four weeks annual paid vacation during the Employment Period. Unused vacation shall be carried forward without limitation;

                    (vii)  Payment Schedule.  Base Salary shall be paid in
                           ----------------
          accordance with the regular payroll policies of the Company as determined by the Board of Directors from time to time but in no event less frequently than monthly; and

                    (viii) Automobile.  The Employee will be entitled to an
                           ----------
          automobile which will be leased and paid for by the Company (including insurance, any taxes, maintenance and normal operating costs, including all fuel costs and a parking space in New York City) and provided to the Employee during the Employment Period.

          The Employee may chose the make and model of the automobile so long as the monthly lease payment does not exceed $1000 per month on a three year contract.

                    (ix) During the Employment period, the Company agrees to make available at Employee's convenience a two-bedroom apartment in New York City and the Company shall enter into a lease for such apartment for one year at a time for an amount not to exceed $3,500 a month plus utilities. The Company also agrees to pay for Employee's relocation costs which shall include out-of-pocket moving expenses and other costs not to exceed $5,000.00.

                    (x) During the Employment period, Employee shall be reimbursed for costs and expenses for and related to Employer's membership in a health club in New York, which costs and expenses shall not exceed $300.00 a month.

                    (xi)   Other Interests.  The Company acknowledges that
                           ---------------
          Employee retains financial interests in his former company and whereas Employee will not participate in its day to day business he will need to spend up to 10% of his time on such activities.

     3.   Termination of Employment.
          -------------------------

          (a)  Death or Disability.  The Employee's employment shall terminate
               -------------------
automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability (as defined below) of the Employee has occurred during the Employment Period, it may give to the Employee written notice in accordance with this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 60 days after such receipt, the Employee shall not have returned to full-time performance of the

Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers; provided, that the Employee shall be entitled, during the aforesaid 60 day period, to challenge any determination of Disability by such a physician, and in the event of such a challenge, the final decision shall be made by a physician selected by the Company's physician and the Employee's physician.

          (b)  Cause.  The Company may terminate the Employee's employment
               -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean dishonest conduct in connection with the performance of Employee's duties hereunder, breach of fiduciary duty to the Company or its shareholders involving personal profit, intentional failure to perform those duties stated in
Section 2(a)(i) under this Agreement, or fraud or conviction of a felony resulting in or intended to result in injury to the Company;

          (c)  By Employee.  Employee may terminate this Agreement at any time
               -----------
during the Employment Period if the Company fails to pay the Employee any amount due hereunder within five days after such payment is due or the Company fails to perform any of its material obligations hereunder ("Employee Termination").

          (d)  Notice of Termination.  Any termination by the Company for Cause
               ---------------------
or any Employee Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or establishing the right to an Employee Termination shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Employee's employment is terminated by the Company for Cause or pursuant to an Employee Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

          (f)  Right to Cure.  Notwithstanding any provision herein to the
               -------------
contrary, the Company or Employee, as applicable, shall have a right to cure the matters giving rise to an Employee Termination or for Cause termination, respectively, for a period of 30 days commencing upon the receipt of the Notice of Termination. If the Company or Employee successfully cures such matters within such thirty day period, the termination of this Agreement or any provision hereof noticed in such Notice of Termination shall be void and ineffective.

     4.   Obligations of the Company Upon Termination.
          -------------------------------------------

          (a) Other Than for Cause, Death or Disability. If, during the Initial Period, there is an event of an Employee Termination, the Company shall pay to the Employee in a lump sum in cash within 10 business days after his Date of Termination, the aggregate of the sum of (A) an amount equal to the remainder of the Base Salary and Annual Bonus and any other forms of compensation yet unpaid under this Agreement up to the date of expiration of the Initial Period or six months Base Salary, whichever is the greater, (B) any compensation previously deferred by the Employee, (C) any accrued vacation pay, and (D) any Annual Bonus determined in accordance with Exhibit A. If such termination occurs after the date of expiration of the Initial Period, the amount stipulated in clause (A) of this Section 4(a) shall be equal to six months Base Salary less Base Salary actually paid during the notice period (if any) specified pursuant to Section l(b).

          (b)  Death; Disability.  If the Employee's employment is terminated by
               -----------------
reason of the Employee's death or Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives, as the case may be, under this Agreement, other than for payment of any deferred payments.

          (c)  Cause: Voluntary Termination.  If the Employee's employment shall
               ----------------------------
be terminated for Cause during the Employment Period or in the event the Employee voluntarily terminates employment during the Employment Period, this Agreement shall terminate without further obligations to the Employee.

     5.   Non-Competition.  During the Employment Period and, except in the
          ---------------
event of an Employee Termination for a period of six (6) months following the Date of Termination, as long as the Company is not in default under this Agreement, Employee shall not:

          (a) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant, stockholder, joint venturer or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position, engage or assist in activities, or have an active interest, of an ownership, executive, management or consulting nature in a business in the business of marketing and selling income fund products that would compete with the equipment leasing investment funds products of the Company actually being marketed at the time of termination;

          (b) directly or indirectly, either individually or as a principal, partner, member, agent, employee, consultant, stockholder, joint venturer or investor, or as a director or officer of any corporation, entity, proprietorship or association, or in any other ownership, executive or management position whatsoever, (i) divert or attempt to divert from the Company any business with any customer or prospective customer with which Employee has any business contact or business association which was either under Employee's supervision or the identity of which was learned by Employee while employed by the Company, (ii) induce any salesmen, vendor, broker, dealer, representative, agent, or other person transacting business with the Company to transact business for a business in competition with the Company at the time of termination, or (iii) induce or cause any employee of the Company to leave the employ of the Company other than in the course of the loyal discharge of his duties.

     Notwithstanding the above, this Section 5 shall not prohibit the Employee from passively owning less than five percent (5%) of the shares of any corporation or entity that is publicly traded on a securities exchange or over-the-counter market.

     6.   Confidential Information.
          ------------------------

          (a) From the date hereof and at all times thereafter, the Employee shall not at any time or in any manner, directly or indirectly, knowingly disclose to any party, other than the Company or at the request of the Company, any trade secrets or Confidential Information (as defined below) of the Company which employed by the Company and for six (6) months after termination of employment. As used herein, Confidential Information shall mean information known to or obtained by Employee prior to the Closing under the Purchase Agreement or thereafter as an employee of the Company and not generally known in the Company's industry and that relates in any way to the business of the Company at any time during the Employment Period, including without limitation any and all data bases, trade secrets, know-how, and other intellectual property obtained or developed during the Employment Period.

          (b) Employee acknowledges that during the course of his employment with the Company he may develop or otherwise acquire papers, files or other records involving or relating to trade secrets or Confidential Information. All such papers, files and other records shall be the exclusive property of the Company and shall, together with any and all copies thereof, be returned to the Company upon the termination of Employee's employment with the Company.

     7.   Specific Performance.  The Employee acknowledges that the covenants of
          --------------------
the Employee in Section 5 and Section 6 are special and that the Company will be irreparably harmed if the Employee's obligations thereunder are not specifically enforced and that the Company would not have an adequate remedy at law in the event of a violation or threatened violation thereof. Therefore, the Employee agrees that the Company shall be entitled to such an injunction or a remedy of specific performance for any actual or threatened violations or breach by the Employee without necessity of the Company showing actual damages or that monetary damages would not afford an adequate remedy. Employee shall have no personal monetary liability arising out of or in connection with this Agreement, except to the extent the Company suffers injury on account of the Employee's willful and intentional actions resulting in or intended to result in injury to the Company and only to the extent such willful and intentional actions result in personal gain to the Employee.

     8.   Successors and Termination.  This Agreement is personal to the
          --------------------------
Employee and
without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives. This Agreement may not be assigned by the Company without the prior written consent of Employee.

     9.   Miscellaneous.
          -------------

          (a) The laws of the State of New York shall govern this Agreement and any interpretations or constructions thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives, as the case may be.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier or by facsimile with confirmed transmission (with a hard copy mailed) addressed as follows:

          If to the Employee:
          ------------------

          Beaufort Clarke
          Highfield Farm
          8614 North Wales Road
          Warrenton, Virginia 22186

          If to the Company:
          -----------------

          ICON Capital Corp.
          600 Mamaroneck Avenue
          Harrison, New York
          Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

          (g) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the words of any gender shall include each other gender where appropriate.

          (h) Any disputes, controversies, or claims arising between the parties hereto arising out of or relating to this Agreement, or any provision thereof, or the breach, termination or invalidity hereof, or the rights and obligations created hereunder by the parties hereto (collectively "Disputes"), shall be finally determined and settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), as such are in force at the time a demand for arbitration is made, as described below.

                    (i) Any dispute, controversy or claim relating to this Agreement, or any provision thereof, or any breach or default in the performance of the terms and conditions hereof shall be settled by arbitration in the City of White Plains in accordance with the then-existing arbitration rules promulgated by the AAA. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                    (ii) In any arbitration proceeding under this Section 9(h), the rights of the parties shall be determined according to the governing law set forth in Section 9(a) above, and the arbitrators shall apply such law.

                    (iii) The prevailing party shall be entitled to recover from the nonprevailing party all costs and fees, including reasonable attorney's fees, incurred by such prevailing party in connection with such Dispute.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                        ----------------------------
                                        Beaufort Clarke

                                        ICON Capital Corp.



                                        By:
                                           -------------------------

            Exhibit A to Employment Agreement with Beaufort Clarke
            ------------------------------------------------------



Annual Bonus
------------

     (1) The Annual Bonus of the Employee shall be computed by multiplying 3% against the total net profit before tax (NPBT) of the Company and before any distributions to ICON Holdings Corp., (IHC) the holding company for the Company which would include any repayments of any shareholder loans or the Loan and Security Agreement between the Company and Peter D. Beekman; always provided that after payment of such Annual Bonus the NPBT as represented by cash (i.e., excluding any accrual or equity accounting income) is sufficient to meet (when distributed to IHC) all acquisition loan repayments (including interest).

     (2) If the Employment Period ends other than at the end of the Company's fiscal year, Annual Bonus shall be based on the Company's earnings before income tax disclosed in management amounts for the period ending of the last day of the calendar month prior to that in which the Employment Period ends.

                              AMENDMENT NO. 2 TO
                              EMPLOYEE AGREEMENT

     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT ("Amendment"), entered into as of October __, 1997 and effective as of December 1, 1997 (the "Amendment Date"), between Beaufort J. B. Clarke ("Employee") and ICON Holdings Corp., Delaware corporation (the "Company"), amends that certain Employment Agreement dated as of August 20, 1996 between the Company and Employee, as amended by Amendment No. 1 to Employment Agreement dated as of April 1, 1997 between the Company and Employee (the "Current Employment Agreement", and the Current Employment Agreement as amended by this Amendment, hereinafter the "Agreement").

     WHEREAS, the Company wishes to amend and extend the Current Employment Agreement in order to provide an incentive to the Employee to continue to serve as the Company's Chief Executive Officer through the extended term thereof, and Employee shall agree to such amendment and extension upon the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1 of the Current Employment Agreement is amended as follows: "The Employment Period is hereby extended for a term expiring December 31, 2002, unless terminated prior thereto in accordance with Section 3 of the Agreement or further extended by mutual agreement of the Company and Employee."

2. Paragraph (b)(i) of Section 2 of the Current Employment Agreement is hereby amended as follows:

     "Effective as of the Amendment Date and for the period through December 31, 1998, the Employee shall receive a base salary ("Base Salary") at a rate of $275,000 per year, subject to automatic annual increases commencing January 1, 1999 during the Employment Period of 7.5% per year, to be paid in accordance with the Company's payroll policies Employee shall also be entitled to retain, without reimbursement, all bonus payments previously paid to Employee as advance draws against such bonus as of the Amendment Date

3. Paragraph (b)(ii) of Section 2 of the Current Employment Agreement, including Exhibit A to the Current Employment Agreement as incorporated therein by reference, is hereby deleted in its entirety and the following new provisions are hereby substituted therefor:

     "In addition to Base Salary, the Employee shall receive, with respect to each fiscal year ending during the Employment Period commencing with the 1998 fiscal year, an annual incentive bonus ("Annual Bonus"), in accordance with the Company's Executive Bonus Plan which has been adopted by the Board of Directors as of October __, 1997 and attached hereto as Exhibit A, as the same may be amended or modified from time to time (the "Executive Bonus Plan"). As determined by the Chairman of the Board and approved by the Board of Directors, the Employee shall receive not less than twenty-five percent (25%), nor more than thirty-three percent (33%), of the funds pooled under the Executive Bonus Plan for each fiscal year. The Annual Bonus shall be paid promptly, but in no event more than thirty (30) days, after the Company's receipt of the audited financial statements of the Company for the subject fiscal year. Commencing December 1, 1997, the Employee shall be entitled to an advance draw against his Annual Bonus in an amount equal to 50% of the anticipated amount of such Annual Bonus, to be payable in semi-monthly installments."

4. Section 2 of the Current Employment Agreement is hereby amended by the addition of the following new paragraph (b)(xiii):

     "(xiii) Stock Options. On or before March 31, 1998, the Company shall establish an incentive stock option plan to be known as the 1997 Stock Option Plan and shall upon consummation of the Company's planned initial public offering grant to the Employee options to acquire thereunder 1.75% of the shares of the outstanding Common Stock at the IPO price. Such options are expected to vest 33% each on the first three anniversaries of the grant date and to expire on the tenth anniversary of the date of grant."

5. Section 2(b)(ix) of the Current Employment Agreement is hereby amended by the addition of the following new sentence: "The Employee shall also be entitled to reimbursement of or payment by the Company of Employee's actual dues, costs and expenses of membership in a social club, plus initiation expense."

6. The text of the second sentence of Paragraph (b) of Section 3 of the Current Employment Agreement is hereby deleted and the following text is substituted therefor:

     "Cause" for the purposes of this Agreement shall mean (i) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates; (ii) Employee's conviction of a criminal felony offense; (iii) the willful material breach or habitual neglect of Employee's obligations under this Agreement or Employee's duties as an employee of the Company; or (iv) Employee's willful failure to follow lawful material directives of the Board of Directors. The existence of Cause for termination of Employee's employment by the Company shall be subject, upon the written election by Employee or the Company, to binding arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings."

7. The text of Paragraph (a) of Section 4 of the Current Employment Agreement is hereby deleted and the following new text is substituted therefor:

     "(a) Severance Payments Upon Resignation or Termination Other Than for Cause, Death or Disability.

     1. Termination Without Cause after Change in Control: If there occurs a change of control of the Company at any time, and Employee's employment as Chief Executive Officer is terminated (i) by the Company for any reason other than Cause or (ii) by Employee after a reduction in either responsibilities or pay or change in location, Employee will receive the following:

     (a) Full immediate vesting of any issued, unvested stock options,

     (b) Full payment of any accrued, unpaid Base Salary, Annual Bonus and benefit payments,

     (c) A sum equal to three years of his highest to date annual Base Salary,

     (d) A sum equal to three times his highest to date Annual Bonus,

     (e) Three years of full benefits continuation, including health, disability and life insurance, and full Company contributions to any qualified and non-qualified retirement and pension plans or the then current value of same in cash if the terms of such plans preclude such participation, but only to the extent that similar benefits are not received by the Employee from a new employer during such three year period,

     (f) If such termination occurs on or after January 1, 2000, a $500,000 cash payment, and

     (g) In the event that Employee's employment is terminated pursuant to this item 1 and the excise tax imposed by Section 4999 of the Internal Revenue Service Code (the "Code") (or any successor penalty or excise tax subsequently imposed by law) applies to any payments under this item 1, an additional amount shall be paid by the Company to Employee such that the aggregate after-tax amount that Employee shall receive under this subsection 1, shall have a present value equal to the aggregate after-tax amount that Employee would have received and retained had such excise tax not applied to you. For this purpose, Employee shall be assumed to be subject to tax in each year relevant to the computation at the then maximum applicable combined Federal and New York income tax rate, and the determination of the present value of payments to Employee shall be made consistent with the principles of Section 280G of the Code.

     2. Termination Without Cause Absent Change in Control: If Employee's employment as Chief Executive Officer is terminated by the Company (other than for Cause) or by Employee after a reduction in either responsibilities or pay or change in location, absent a change in control of the Company, Employee will receive all of the payments and other benefits listed in subsection 1 above, except those listed in paragraph (g).

     3. Resignation by Employee: If during the Employment Period Employee resigns in the absence of a reduction in either responsibilities or pay or change in location, Employee will be entitled to receive the following:

     (a) Full payment of any accrued, unpaid Base Salary, Annual Bonus or benefit payments,

     (b) A sum equal to eighteen (18) months of his highest to day annual Base Salary,

     (c) A sum equal to one and one-half (1 1/2) times his highest to date Annual Bonus, and

     (d) Eighteen (18) months of full benefits continuation, including health, disability and life insurance, and full Company contributions to any qualified and non-qualified retirement and pension plans or the then current value of same in cash if the terms of such plans preclude such participation, but only to the extent that similar benefits are not received by the Employee from a new employer during such three year period,

     4. Expiration of Employment Agreement: Upon the expiration of this Agreement (or successor agreement), Employee will be entitled to receive the same payments and other benefits to which he would have been entitled upon resignation as set out in subsection 3 above.

8. The text of Paragraph (c) of Section 4 of the Current Employment Agreement is hereby deleted and the following new text is substituted therefor:

     "(c) Termination For Cause: If Employee's employment as Chief Executive Officer is terminated for Cause, Employee will be entitled only to full payment of any accrued, unpaid Base Salary, Annual Bonus and benefit payments and retention of any fully vested stock options and other fully-vested benefits, if any.

9. The text of first sentence of Section 5 of the Current Employment Agreement, through the word "not" in the third line thereof, is hereby deleted and the following new text is substituted therefor:

     "During the Employment Period and, provided the Company is not in default under this Agreement, for a period of three years following the expiration or termination of this Employment Agreement (other than a termination without Cause after a Change in Control), Employee shall not:"

     EXECUTED as of the date first above written.

The Company:                                 The Employee:

ICON HOLDINGS CORP.



By:_____________________________    _______________________________
Title:__________________________    Beaufort J. B. Clarke

                                   EXHIBIT A
                                   ---------

Summary of Proposed ICON Holdings Corp. Executive Bonus Plan ("Bonus Plan"):
----------------------------------------------------------------------------

     Under the Bonus Plan, ICON Holdings Corp. (the "Company") shall annually segregate a pool of funds consisting of a portion of the pre-tax income of the Company to be distributed to Beaufort J. B. Clarke, Paul B. Weiss and certain other executives. Messrs. Clarke and Weiss each shall be entitled to receive between 25% and 33% at the end of each such year, with the remainder being distributed to the remaining Executive Vice President and Senior Vice Presidents of the Company, such distribution amounts being determined and recommended by Mr. Clarke and approved by the Board of Directors. The amount of the distribution will be calculated based on a reference rate (the "Reference Rate") multiplied by pre-tax income. The Reference Rate will be equal to 9.5% for calendar years 1998 and 1999 and 9.0% for the years 2000, 2001 and 2002 if the Company achieves 85% or more of its projected financial results attached hereto as amended by the Board from time to time. Otherwise, the Reference Rate shall be adjusted downward as follows: (i) if the Company's final results are equal to or greater than 76% and less than 85% of such projections, the Reference Rate shall be 8.0% of pre-tax income for 1998 and 1999 and 7.65% of pre-tax income for 2000, 2001 and 2002; (ii) if the Company's final results are equal to or greater than 66% and less than 75% of such projections, the Reference Rate shall be 7.125% of pre-tax income for 1998 and 1999 and 6.75% of pre-tax income for 2000, 2001 and 2002; (iii) if the Company's final results are equal to or greater than 50% and less than 65% of such projections, the Reference Rate shall be 6.0% of pre-tax income for 1998 and 1999 and 5.95% of pre-tax income for 2000, 2001 and 2002; and (iv) if the Company's final results are less than 50% of such projections, the Reference Rate shall be 5.0% of pre-tax income for 1998 and 1999 and 4.75% of pre-tax income for 2000, 2001 and 2002.